EXHIBIT 5.1

                                Lee & Goddard LLP
                         A LIMITED LIABILITY PARTNERSHIP
                                     LAWYERS
                       18500 Von Karman Avenue, Suite 400
                            IRVINE, CALIFORNIA  92612
                             TELEPHONE 949/253-0500
                             FACSIMILE 949/253-0505


January 26, 2004

Combined Opinion and Consent

Rapidtron, Inc.
3151 Airway Avenue, #Q
Costa Mesa, California 92626-4627

RE: RAPIDTRON, INC. FORM S-8 REGISTRATION OF SALE OF 240,000 SHARES OF COMMON STOCK TO BIG SKY MANAGEMENT, LTD.

Ladies & Gentlemen:

We have acted as counsel to Rapidtron, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 as amended (the "Act") of the Company's Registration Statement on Form S-8, filed contemporaneously with the Commission relating to the registration under the Act of 240,000 shares (the "Shares") of the Company's Common Stock, $0.00l par value (the "Common Stock").

In rendering this opinion, we have reviewed the Registration Statement on Form S-8, as well as a copy of the Certificate of Incorporation of the Company, as amended, and the By-Laws of the Company. We have also reviewed such statutes and judicial precedents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

     Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued in connection with the agreements (copies annexed to the Registration Statement), will be legally issued, fully paid and non-assessable.

We consent to your filling this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-8. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.

Very truly yours,

LEE & GODDARD llp


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